Exhibit 10.1

SALES CONTRACT

BY AND BETWEEN

ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership,
as Seller

and

THE CONNOR GROUP, A REAL ESTATE INVESTMENT FIRM, LLC
an Ohio limited liability company
as Purchaser

SALES CONTRACT

    THIS SALES CONTRACT (this “Agreement”) is made and entered into this 16th day of April, 2008 (the “Effective Date”), by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as the “Seller”) and THE CONNOR GROUP, A REAL ESTATE INVESTMENT FIRM, LLC, an Ohio limited liability company (hereinafter referred to as the “Purchaser”).

ARTICLE I – PROPERTY TO BE CONVEYED

    A.        Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, that certain parcel of land (hereinafter referred to as the “Land”) described on Exhibit A attached hereto and by this reference incorporated herein, together with the buildings and improvements on the Land (hereinafter referred to as the “Improvements”), and the appliances, furniture, fixtures, machinery, equipment, supplies and other personal property owned by Seller and attached to, located at or used in connection with the operation, management or maintenance of the Land or the Improvements and described on Exhibit B attached hereto and by this reference incorporated herein (hereinafter collectively referred to as the “Personal Property”), and all transferable permits and licenses with respect to the Land or the use, occupancy or development of the Land (all of the foregoing property is hereinafter collectively referred to as the “Property”).

    B.        The Property shall include all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, any and all strips, gores or rights-of-way, riparian rights and easements, and all right, title and interest of Seller, if any, in and to (a) any award or payment made or to be made (i) for any taking in condemnation or eminent domain of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, (ii) for damage to the Property or any part thereof by reason of any change of grade or closing of any such street, road, highway or avenue, and (iii) for any taking in condemnation or eminent domain of any part of the Property, (b) all tenants leases, rents and profits from and after the Closing Date (as hereinafter defined), and all (c) refundable tenant security deposits not refunded prior to the Closing (as hereinafter defined).

    C.        Specifically excluded from the Property and this transaction is (i) the rent roll property management software used at the Property (provided, however, Seller agrees to turn over to Purchaser at Closing a diskette copy of the data contained in its property management files, and such data shall be included within the Personal Property); and (ii) Seller’s trademark “Creating Communities for Superior Lifestyles”.

    D.        The Property is known as Addison Place and consists of an apartment community containing 285 garden apartments and 118 townhomes located in Fulton County, Georgia.

ARTICLE II  –  PURCHASE PRICE

        The purchase price (hereinafter referred to as the “Purchase Price”) for the Property is Sixty Million and No/100 Dollars ($60,000,000.00). Subject to all prorations and adjustments provided herein, the Purchase Price shall be paid as follows:

    A.        Within three (3) business days of the Effective Date, Purchaser shall pay to Chicago Title Insurance Company, National Business Office in Atlanta, Georgia (the “Escrow Agent”) One Million and No/100 Dollars ($1,000,000.00) by wire-transfer, such amount to be deposited in an interest-bearing account with a national bank whose deposits are insured by the FDIC and which has an office in Atlanta, Georgia (such $1,000,000.00, together with all interest earned thereon, is hereinafter referred to as the “Deposit”). The Deposit shall be applied toward the Purchase Price due at Closing or otherwise shall be applied as elsewhere provided in this Agreement.

    B.        An amount equal to the outstanding principal balance on the Closing Date of the “First Mortgage Loan” (hereinafter defined), shall be paid by Purchaser’s assuming the First Mortgage Loan. As used herein, the term First Mortgage Loan shall mean the mortgage loan secured by the Property and evidenced by the following: (i) that certain Multifamily Note dated April 19, 2005, in the principal face amount of $21,000,000.00, executed by Seller in favor of Primary Capital Advisors LC (“Primary”), and assigned by Primary to Federal Home Loan Mortgage Corporation (“Lender”) (hereinafter referred to as the “First Note”); and (ii) that certain Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement, dated as of April 19, 2005, executed by Seller in favor of Primary, recorded in Deed Book 39834, page 214, Fulton County, Georgia records, and assigned by Primary to Lender by Assignment of Security Instrument recorded in Deed Book 39834, page 272, aforesaid records, together with UCC Financing Statements and other documents executed by Seller in favor of Primary and transferred and assigned to Lender (hereinafter collectively referred to as the “First Mortgage”).

    C.        At the Closing, Escrow Agent shall pay the Deposit to Seller as a part of the Purchase Price, and, subject to adjustments provided herein, the balance of the Purchase Price which is equal to the Purchase Price less the amount of the Deposit and less the principal amount outstanding under the First Note on the Closing Date, shall be paid by Purchaser to Escrow Agent by wire-transfer of funds immediately available for further credit to Seller.

    D.        (i)  The Escrow Agent joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Section II D.

                (ii) The duties of the Escrow Agent shall be as follows:

(a) During the term of this Agreement, the Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

      (b)   The Escrow Agent shall pay the Deposit in accordance with the joint written instructions of the Seller and the Purchaser in any of the following events: (1) if this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or (2) if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or (3) if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be paid. In the event that such written instructions shall not be received by the Escrow Agent within ten (10) days after the Escrow Agent has served a written request for instructions upon Seller and Purchaser, then the Escrow Agent shall have the right to pay the Deposit into any court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

      (c)   Subject to Section II D (ii) (k) hereof, if costs or expenses are incurred by the Escrow Agent in its capacity as Escrow Agent because of litigation or a dispute between the Seller and Purchaser arising out of the holding of the Deposit in escrow, Seller and Purchaser shall each pay the Escrow Agent one-half of such reasonable costs and expenses. Except for such costs or expenses, no fee or charge shall be due or payable to the Escrow Agent for its services as Escrow Agent.

      (d)   By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon the Seller and the Purchaser hereunder.

      (e)   Purchaser and Seller hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

      (f)    All investments by Escrow Agent will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided), the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day. All investments shall be subject to the rules, regulations, policies and procedures of the bank depository in which such monies are deposited.

(g) Purchaser hereby certifies to Escrow Agent that Purchaser’s federal tax identification number is [omitted].

(h) The Deposit may be processed for collection in the normal course of business by Escrow Agent, which may commingle funds received by it with escrow funds of others in its regular escrow account at a national bank having an office in Atlanta, Georgia, of Escrow Agent’s choosing (the “Depository”). Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited; provided, however, that all interest earned on the Deposit shall be disbursed with such Deposit according to the terms set forth herein. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository.

(i) Escrow Agent shall not be liable for loss or damage resulting from:

(i) any good faith act or forbearance of Escrow Agent;

(ii) any default, error, action or omission of any party, other than Escrow Agent;

(iii) any defect in the title to any property;

             (iv)    the expiration of any time limit or other delay which is notsolely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;

(v) the lack of authenticity of any writing delivered to EscrowAgent or of any signature thereto, or the lack of authority of the signatory to sign such writing;

(vi) Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;

(vii) Escrow Agent’s assertion or failure to assert any cause of action or defense in any judicial or administrative proceedings; or

(viii) any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

(j) Escrow Agent shall be fully indemnified by the parties hereto for all of its expenses, costs, and reasonable attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file to resolve any dispute as to the Deposit, or which may be filed against the Escrow Agent.

(k) If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney’s fees incurred by Escrow Agent in responding to such action, hearing or process shall be paid by, and the party/parties whose alleged acts are a basis for such proceedings, shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

ARTICLE III  –  TITLE AND SURVEY OBJECTIONS

    A.        Seller shall deliver to Purchaser within two (2) days after the Effective Date, the Survey (hereinafter defined), and an ALTA owner’s title insurance commitment (the “Commitment”) issued by Chicago Title Insurance Company (herein in this capacity referred to as the “Title Company”), committing to issue to Purchaser an owner’s title insurance policy in the amount of the Purchase Price, together with legible copies of all matters referred to therein as exceptions to title. On or before April 28, 2008 (the “Title Objection Date”), Purchaser shall deliver to Seller a statement of any objections to Seller’s title to the Property and any objections as to matters disclosed by the “Survey” (as hereinafter defined), and Seller shall have a reasonable time after Seller’s receipt of such statement (not to exceed five (5) days) within which to cure any such objections, but Seller shall have no obligation to cure any such objections. In the event that Purchaser does not send to Seller on or before the Title Objection Date a statement of any title or survey objections, such failure conclusively shall be deemed to mean that Purchaser had no such objections and Purchaser shall not have the right to make any title or survey objections after the Title Objection Date except as provided in Section III B hereof. In the event that Seller fails to cure such objections within such five (5) days, then Purchaser shall elect, by written notice to Seller and Escrow Agent given within two (2) days after the end of such five (5) day period, to either (i) terminate this Agreement and receive a full refund of the Deposit, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity (hereinafter defined), or (ii) waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price. If Purchaser does not provide Seller written notice of Purchaser’s election as above provided, then Purchaser shall be deemed to have elected to waive such objections as provided in the aforesaid item (ii) and the exceptions set forth on the Commitment shall be deemed “Permitted Exceptions”. As used herein, the term “Survey” shall mean that certain ALTA/ACSM Land Title Survey of Abbotts Bridge Townhomes-Phase I and Addison Place Apartments-Phase 2 prepared for Roberts Properties Residential, L.P. and Chicago Title Insurance Company, last revised March 14, 2008, prepared by Watts & Browning Engineers, Inc., V.T. Hammond, Georgia Registered Land Surveyor #2554.

    B.        Purchaser shall have the right to have its title examination and Survey updated until the Closing Date, and if any such update discloses any new title exceptions or survey matters as to which Purchaser has an objection and which were not listed in the Commitment, as to title matters, or which were not shown on the Survey, as to survey matters (any such new matter being referred to as a “new objection”), Purchaser shall deliver to Seller a statement of any such new objections and Seller shall have until the Closing Date to cure all such new objections. In the event that Seller fails to cure such new objections on or before the Closing Date (i) Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent given on or before the Closing Date, whereupon Purchaser shall receive a full refund of the Deposit from Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity, or (ii) Purchaser may cure any such new objections voluntarily created by Seller subsequent to the Effective Date which can be cured by payment of a liquidated amount of money and deduct the reasonable cost thereof from the Purchase Price otherwise payable by Purchaser at Closing, or (iii) Purchaser may waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price.

ARTICLE IV – ITEMS TO BE DELIVERED BY SELLER AT CLOSING

    At Closing Seller agrees to deliver the following items to Purchaser. Drafts of all documents to be delivered at Closing as specified in this Agreement shall be prepared by Seller’s counsel and submitted to Purchaser for review and approval at least five (5) days prior to the Closing Date.

    A.        A duly executed Limited Warranty Deed (the “Deed”) in form acceptable for recording, of the type customarily used for commercial real estate transactions in the State of Georgia, conveying to Purchaser or its assigns, fee simple title to the Property subject to the Permitted Exceptions and any other exceptions to title which Purchaser approves (or is deemed to approve) pursuant to Article III hereof.

    B.        A duly executed Bill of Sale, with a list of inventory attached (which list will be the same as that previously delivered by Seller to Purchaser pursuant to Section VI C hereof subject to additions and deletions incurred in the normal course of business, conveying to Purchaser that portion of the Property which is or may be considered to be personal property, with a warranty of title except for the Permitted Exceptions, but with no other warranty or representation, as such property is being conveyed to Purchaser on an “as-is, where-is” basis.

    C.        A duly executed affidavit in a form customarily used for commercial real estate transactions in the State of Georgia and which is acceptable to the Title Company in order to delete the standard exceptions for mechanics’ and materialmen’s liens and parties in possession (other than matters which would be shown by a current survey) from the title policy at Closing, showing among other things that all debts for labor and materials in respect of the Property incurred by or on behalf of Seller have been paid in full and that there are no outstanding claims, suits, debts, rights of occupancy, encumbrances, liens or judgments against the Property, except for the Permitted Exceptions and other matters approved (or deemed approved) by Purchaser pursuant to Article III hereof.

    D.        A duly executed Certification of Non-Foreign Status that pursuant to Section 1445 of the Internal Revenue Code, certifies Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

    E.        A duly executed Affidavit that pursuant to O.C.G.A. § 48-7-128 et seq., no withholding from the proceeds of the transaction contemplated hereby is required.

    F.        Such evidence as is reasonably required by the Title Company and the Purchaser evidencing the authority of Seller to enter into this Agreement and consummate the transaction contemplated herein.

    G.        A duly executed Assignment (the “Assignment of Leases”) assigning to Purchaser the Seller’s interest as lessor in the leases with respect to the Property, with a limited warranty as to free and clear title. The Assignment of Leases will contain an assumption by Purchaser of the landlord’s obligations thereunder arising from and after Closing, and will also contain a cross-indemnity pursuant to which Seller will indemnify, defend and hold Purchaser harmless as respects all tenant claims, demands, liabilities, costs and expenses arising prior to the Closing Date, and pursuant to which Purchaser will indemnify, defend and hold Seller harmless as respects such claims, demands, liabilities, costs and expenses arising on and after the Closing Date.

    H.        A duly executed Assignment from Seller to Purchaser of all warranties, if any, with respect to the Improvements or equipment of the Property, together with the originals of all such warranties, if in Seller’s possession.

    I.        An Assignment of Service Contracts (the “Assignment of Service Contracts”) pursuant to which Seller will transfer and assign to Purchaser all of its interest in and to the Service Contracts (as hereinafter defined), and which Assignment of Service Contracts is more specifically described in Section VI D hereof.

    J.        A rent roll for the Property certified by Seller to be true and correct as of the Closing Date and certifying that there are no Tenants at the Property except as set forth thereon.

    K.        A certificate stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.

    L.        A letter to the tenants of the Property stating that the Property and such tenants’ security deposits have been conveyed to Purchaser and that rent should be paid to Purchaser or Purchaser’s designee after Closing.

    M.        All original leases and all tenant records in respect of the Property.

    N.        A Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

    O.        The “Loan Assumption Documents” (as hereinafter defined).

    P.        Any other documents referred to or specified in this Agreement and any other documents or agreements deemed necessary or reasonably appropriate by Purchaser’s and Seller’s respective counsel.

ARTICLE V – ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING

        At Closing, Purchaser agrees to deliver the following items to Seller:

    A.        The Purchase Price as required by and in the manner specified in Article II hereof.

    B.        A duly executed Assignment of Leases and a duly executed Assignment of Service Contracts.

    C.        A Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

    D.        The “Loan Assumption Documents”.

    E.        Any other documents referred to or specified in this Agreement and any other documents or agreements deemed necessary or reasonably appropriate by Purchaser’s and Seller’s respective counsel.

ARTICLE VI – SELLER’S DELIVERY OF DOCUMENTS

    Seller has delivered or will deliver the following to Purchaser (or as designated make available to Purchaser at the Property) within three (3) business days after the Effective Date:

    A.        A copy of the ad valorem tax bills for the last two (2) years in Seller’s possession.

    B.        A complete inventory of all of the Personal Property to be conveyed hereunder.

    C.        A schedule and copies of all of the service contracts, maintenance contracts, management agreements and all other agreements affecting the operation or maintenance of the Property (hereinafter referred to as the “Service Contracts”). Purchaser shall give notice to Seller on or before thirty (30) days after the Effective Date of those Service Contracts which Purchaser elects to assume and those Service Contracts that Purchaser requests that Seller terminate effective the Closing Date; provided, however, Seller shall have no obligation to terminate any Service Contract which cannot by its terms be terminated or which includes a penalty for termination unless Purchaser agrees to pay such penalty. The Service Contracts will be transferred and assigned by Seller to Purchaser at Closing by an assignment (hereinafter referred to as the “Assignment of Service Contracts”) which will contain an assumption of the Service Contracts by Purchaser effective as of the Closing Date, and will contain a cross-indemnity between Seller and Purchaser providing that Seller will indemnify, defend and hold Purchaser harmless as respects the obligations of the owner of the Property thereunder for all time periods through and including the day prior to the Closing Date, and providing that Purchaser will indemnify, defend and hold Seller harmless as respects the obligations of the owner of the Property thereunder for all time periods commencing on or subsequent to the Closing Date. Anything contained in this Section VI C to the contrary notwithstanding, on the Closing Date any management, leasing and/or commission agreement affecting the Property will be terminated by Seller at its sole expense. Seller agrees that after the Effective Date and provided this Agreement is still in effect, Seller shall not enter into any new service contracts or other agreements except in accordance with Section XVI C of this Agreement.

    D.        A complete and accurate rent roll for the Property as of the Effective Date, setting forth in respect of each apartment: the apartment number; the name of the tenant, if any; the current monthly rental; and the amount of the security deposit held under the lease, if any.

    E.        Copies of all licenses, business and use permits in respect to the Property.

    F.        A complete list of all employees engaged in the operation or maintenance of the Property, setting forth in respect of each employee: name; position; current salary or wages; and apartment number if he or she lives on the Property, and information as to any rent reduction or free rent for such apartment. All of the employees shall be paid by Seller for all amounts owing to them for all time periods prior to the Closing including all accrued vacation pay and fringe benefits.

    G.        Seller will make available for Purchaser’s review at the Property, all of the tenant leases (including all addenda and amendments) and related tenant files for Purchaser’s inspection and copying, at Purchaser’s expense.

    H.        If in Seller’s possession, plans and specifications for the Improvements, which will be made available at the Property or at the offices of Seller’s affiliate, for inspection and copying by Purchaser at Purchaser’s expense.

    I.        All existing soil reports, environmental and engineering reports, including, but not limited to, structural, plumbing, electrical, mechanical and civil matters in Seller’s possession.

    J.        Copies of financial statements for the last two (2) calendar years, if available to Seller, and the most current year-to-date operating statements.

    K.        A detailed listing of all utility companies servicing the Property (including water, sewer, gas, electric, phone, cable and garbage pick-up) along with copies of any contracts for the same, account numbers and telephone numbers.

    L.        Copies of all documents evidencing and securing the First Mortgage Loan.

ARTICLE VII  –  APPORTIONMENTS

    Seller shall be entitled to receive any income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the day prior to the Closing Date. Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing with the Closing Date. In the event that any income or any expense item relating to the period prior to the Closing Date is received or appears after the Closing, such item(s) shall be adjusted between the Seller and the Purchaser within ten (10) days after such is discovered. Without limitation to the foregoing, the following items shall be apportioned at Closing and as of the Closing Date:

    A.        Collected rents;

    B.        Collected charges and fees, if any, for the use of any clubhouse and/or other recreational facilities, and any payables in respect thereto;

    C.        Payments under the Service Contracts;

    D.        Fees for transferable licenses and permits, if any;

    E.        All real property taxes including the current installment for any assessment (special, bond, or otherwise). In the event that the current year’s taxes are not available as of the Closing Date, the proration shall be based upon such taxes for the preceding year, but such taxes shall be reprorated between Purchaser and Seller as soon as the current year’s taxes are available, immediately upon demand being made therefor by either Purchaser or Seller.

    F.        At the Closing, Seller shall pay to Purchaser by means of a credit against the cash portion of the Purchase Price due at Closing a sum equal to the aggregate of the as-then unrefunded refundable tenants’ security deposits plus interest, if any, required by law to be paid thereon, and such refundable security deposits and interest shall be safeguarded, held, administered and paid out by the Purchaser as provided by applicable Georgia law and in accordance with the applicable leases, and Purchaser shall execute at Closing in favor of Seller the Assignment of Leases hereinbefore mentioned.

    G.        Any rent which is collected after the Closing by either Seller or Purchaser shall be prorated between Seller and Purchaser: first to rent which is then due and unpaid to Purchaser for any month after the month during which the Closing Date occurs, then to rent which is due and unpaid for the month during which the Closing Date occurs, and then to rent which is due and unpaid for any month prior to the month during which the Closing Date occurs.

    H.        Interest on the First Note for the month during which the Closing Date occurs.

    I.        At the Closing, Purchaser shall pay to Seller the amount of any tax, insurance or other escrows or impound accounts held in connection with the First Mortgage Loan, and at the Closing, Seller shall transfer and assign to Purchaser all of Seller’s right, title and interest thereunto.

    J.        At Closing, Purchaser shall receive a credit for (i) all refundable pet deposits, if any, and (ii) Purchaser’s pro-rata share of any up-front payments under any Service Contracts or other agreements with the pro-rata share equal to the up-front payment multiplied by a fraction, the numerator of which is the balance of the initial term remaining under the agreement and the denominator of which is the initial term. Purchaser shall also receive a credit for the monthly share of cable revenue, telephone revenue, or other receipts for the month of Closing, if any.

    K.        Purchaser and Seller will work together in an attempt to cause all utilities servicing the Property which are the responsibility of the owner of the Property to have the meters read on the Closing Date and to have final utility bills issued to Seller, with Purchaser being responsible to establish its own account with each such utility. In the event that any utility fails to have the meter read as aforesaid, Purchaser and Seller shall effect an equitable proration of the utility charges as of the Closing Date.

        This Article VII shall survive the Closing of the transaction contemplated herein.

ARTICLE VIII – TIME AND PLACE OF CLOSING AND CLOSING COSTS

    A.        The consummation of the transaction contemplated herein shall take place through the escrow services of the Escrow Agent on a date that is no earlier than June 19, 2008 and no later than June 26, 2008. Purchaser shall notify Seller of the actual Closing Date on or before June 10, 2008. Seller and Purchaser each agrees to deposit with the Escrow Agent the documents required of it, and Purchaser agrees to deposit with the Escrow Agent the Purchase Price and the net amount of the prorations between Seller and Purchaser and the disbursements to be made for the account of Purchaser, in all cases sufficiently in advance of the Closing Date so as to allow the Closing to occur on the Closing Date. The consummation of the transaction contemplated herein is herein referred to as the “Closing”, and the day the Closing occurs is herein referred to as the “Closing Date”.

    B.        At Closing, Seller shall pay the Georgia transfer tax and recording fee incident to the Deed. At Closing, Purchaser shall pay the cost of the Survey, all other recording fees, the cost of the title examination and owner’s title insurance premium, the cost of any endorsement to the title insurance policy issued in favor of the holder of the First Mortgage Loan, all costs and expenses incident to Purchaser’s assumption of the First Mortgage Loan, and the cost and expenses incident to all of Purchaser’s due diligence investigations and inspections with regard to the Property. Seller and Purchaser will each pay their own attorneys’ fees and any other costs herein specified to be paid by either of them, and Seller and Purchaser will each pay one-half the cost of the Escrow Agent’s fee in connection with the Closing.

    C.        Possession of the Property will be delivered by Seller to Purchaser on the Closing Date subject to the rights of tenants of the Property and the Permitted Exceptions and any other exceptions to title which Purchaser approves pursuant to Article III hereof.

ARTICLE IX – CONDITIONS PRECEDENT

    Purchaser shall not be required to purchase the Property unless the following conditions precedent have been satisfied:

    A.        For a period of time commencing on the date of this Agreement and ending on May 16, 2008 (the “Out Date”), Purchaser shall conduct its due diligence investigations with respect to the Property’s title, survey, environmental condition and the condition of any termite infestation with respect to the Property. If Purchaser, in its sole but commercially reasonable discretion, determines that the Property’s title, survey, environmental or termite non-infestation condition is not satisfactory, then Purchaser shall send to Seller and Escrow Agent a notice that the condition precedent set forth in this Section IX A has not been satisfied, and upon receipt of such notice, Escrow Agent shall return the Deposit (less $100.00 which shall be paid by Escrow Agent to Seller in consideration of Seller’s having held the Property off the market) to Purchaser, and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and neither Seller nor Purchaser shall have any further rights, duties, liabilities or obligations to the other by reason hereof, except for the Inspection Indemnity (as hereinafter defined). If Purchaser does not send such notice to Seller and Escrow Agent no later than the Out Date, the condition precedent set forth in this Section IX A shall be deemed satisfied and Purchaser shall no longer have the right to terminate this Agreement pursuant to this Section IX A, and the Deposit shall be non-refundable.

    B.        No later than seven (7) days after the Effective Date, Purchaser shall make application for its assumption of the First Mortgage Loan. Purchaser agrees to use its commercially reasonable good faith efforts and due diligence to obtain approval from the holder of the First Mortgage Loan to assume the First Mortgage Loan in connection with Purchaser’s acquisition of the Property (the “Loan Assumption Approval”), and Purchaser shall submit all documents, information and instruments required by the holder of the First Mortgage Loan in connection with Purchaser’s contemplated assumption thereof, except that Seller shall submit the commitment to endorse the mortgagee title insurance policy issued in connection with the First Mortgage Loan. It shall be a condition precedent to the obligation of Purchaser to close and consummate the transaction contemplated herein that no later than June 9, 2008 (the “Loan Assumption Satisfaction Date”), that Purchaser has received the Loan Assumption Approval, which approval shall not alter the terms and conditions, including, but not limited to the financial terms, of the First Note and First Mortgage, and if such approval is obtained, at the Closing, Purchaser shall execute the documents required by the holder of the First Mortgage Loan to evidence Purchaser’s assumption thereof (herein referred to as the “Loan Assumption Documents”). In the event that Purchaser has used its good faith commercially reasonable efforts in an attempt to obtain the Loan Assumption Approval, and Purchaser has been unable to obtain the Loan Assumption Approval by the Loan Assumption Satisfaction Date, Purchaser shall have the right to so notify Seller and Escrow Agent no later than the Loan Assumption Satisfaction Date, whereupon the condition precedent set forth in this Section IX B shall have failed and Escrow Agent shall return the Deposit (less $100.00 which shall be paid by Escrow Agent to Seller in consideration of Seller’s having held the Property off the market) to Purchaser, and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and neither Seller nor Purchaser shall have any further rights, duties, liabilities or obligations to the other by reason hereof, except for the Inspection Indemnity.

    Seller shall not be required to sell the Property unless the following condition precedent has been satisfied:

    C.        No later than the Loan Assumption Satisfaction Date, the holder of the First Mortgage Loan shall have approved the assumption thereof by Purchaser in connection with Purchaser’s acquisition of the Property, and as a part of such assumption, the holder of the First Mortgage Loan shall have agreed that Seller shall be released from all liability in connection with the First Mortgage Loan arising from and after (but not before) the Closing Date, and if such approval is obtained, at the Closing, Seller shall execute the Loan Assumption Documents. In the event that the holder of the First Mortgage Loan has not so agreed to and for the benefit of Seller no later than the Loan Assumption Satisfaction Date, Seller shall have the right to so notify Purchaser and Escrow Agent no later than the Loan Assumption Satisfaction Date, whereupon the condition precedent set forth in this Section IX C shall have failed and Escrow Agent shall return the Deposit (less $100.00 which shall be paid by Escrow Agent to Seller in consideration of Seller’s having held the Property off the market) to Purchaser, and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and neither Seller nor Purchaser shall have any further rights, duties, liabilities or obligations to the other by reason hereof, except for the Inspection Indemnity.

ARTICLE X – DAMAGE, DESTRUCTION OR EMINENT DOMAIN

    A.        If, prior to the Closing Date, there is $1,000,000.00 or more of damage to the Property by fire or other casualty whether or not insured against by Seller under its property damage insurance policy, Seller shall promptly give Purchaser notice of such fact, and Purchaser may elect to terminate this Agreement within five (5) days after receiving written notice from Seller of the occurrence of such casualty. If Purchaser so elects to terminate this Agreement, it shall give Seller and Escrow Agent written notice thereof and so much of the Deposit as is then held by the Escrow Agent shall be returned by Escrow Agent to Purchaser, and this Agreement shall terminate and be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity. Failure of Purchaser to so notify Seller and Escrow Agent within said five (5) days that Purchaser has elected to terminate this Agreement shall be deemed to mean that Purchaser has elected not to terminate this Agreement. If Purchaser has elected not to terminate this Agreement in the event of $1,000,000.00 or more of damage to the Property, Purchaser shall proceed to the Closing and shall pay the full Purchase Price less the amount of any deductible under Seller’s insurance policy and shall receive all insurance proceeds payable as a result of such damage or destruction, except for the amount of rental loss insurance applicable to the period prior to the Closing Date, which shall be paid to and retained by Seller, and a credit against the Purchase Price for the deductible under such insurance. If prior to the Closing Date there is less than $1,000,000.00 of damage or destruction to the Property by fire or other casualty which is covered by insurance, this Agreement shall not terminate, and Purchaser shall proceed to Closing, and shall pay the full Purchase Price less the amount of any deductible under Seller’s insurance policy and receive all insurance proceeds payable as a result of such damage or destruction, except for the amount of rental loss insurance applicable to the period prior to the Closing Date which shall be retained by Seller, and a credit against the Purchase Price for the deductible under such insurance. Until the Closing, Seller agrees to maintain in respect of the Property hazard insurance and rental loss insurance and until Closing all risk of loss shall be on the Seller.

    B.        If, prior to the Closing Date, all of the Property is taken by condemnation or eminent domain or same is pending, this Agreement shall terminate as of the day title to the Property or possession thereof vests in the condemning authority, so much of the Deposit is as then held by the Escrow Agent shall be returned by Escrow Agent to Purchaser, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity. If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against less than all of the Property, and same would interfere with Purchaser’s ability to operate the Property as an apartment community, or in Purchaser’s reasonable business judgment impairs the value of the Property or the operations thereon, then Purchaser may elect to terminate this Agreement by written notice given to Seller and Escrow Agent within five (5) days after Purchaser has received notice from Seller of such proceedings. Upon such notice to Seller and Escrow Agent so much the Deposit as is then held by Escrow Agent shall be returned to Purchaser by Escrow Agent, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder. Failure of Purchaser to so notify Seller and Escrow Agent within said five (5) days that Purchaser has elected to terminate this Agreement shall be deemed to mean that Purchaser has elected not to terminate this Agreement. If Purchaser does not so elect to terminate this Agreement, then the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be paid to and assigned to Purchaser at the Closing, all interest of Seller in and to any condemnation awards which have been paid or which may be payable to Seller on account of such occurrence.

ARTICLE XI  –  REMEDIES

    A.        Seller’s only remedy for Purchaser’s failure to close and consummate its acquisition of the Property as herein required shall be to obtain so much of the Deposit as is then held by Escrow Agent from Escrow Agent, the amount of which shall be and constitute Seller’s liquidated damages, it being otherwise difficult or impossible to estimate Seller’s actual damages, provided, however, that nothing herein shall limit the Inspection Indemnity. Seller hereby waives any right to specific performance, injunctive relief or other relief to cause Purchaser to perform its obligations under this Agreement, and Seller hereby waives any right to damages in excess of said liquidated damages occasioned by Purchaser’s breach of this Agreement, provided, however, that nothing herein shall limit the Inspection Indemnity. Seller and Purchaser acknowledge that it is impossible to estimate or determine the actual damages Seller would suffer because of Purchaser’s breach hereof, but that the liquidated damages provided herein represent a reasonable estimate of such actual damages and Seller and Purchaser therefore intend to provide for liquidated damages as herein provided, and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable. Seller’s right to receive the specified liquidated damages is in lieu of any other right or remedy, all other rights and remedies being waived by Seller, provided, however, that nothing herein shall limit the Inspection Indemnity.

    B.        Purchaser’s only remedy for Seller’s failure to close and consummate the sale of the Property to Purchaser as herein required shall be to either: (i) close the transaction contemplated by this Agreement, thereby waiving such default, or (ii) terminate this Agreement and receive a return of so much of the Deposit as is then held by the Escrow Agent from Escrow Agent, or (iii) seek specific performance of this Agreement and of Seller’s obligations, duties and covenants hereunder; provided, however, if the remedy of specific performance is not available because Seller has voluntarily sold or encumbered the Property after the date of this Agreement, then Purchaser shall have the right to sue Seller for the damages suffered because of Seller’s default.

ARTICLE XII  –  NOTICES

    Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx or other nationally recognized overnight delivery service, to the addresses set forth below:

To Purchaser:

The Connor Group, A Real Estate Investment Firm, LLC
6485 Centerville Business Parkway
Centerville, Ohio 45459
Attention: Mr. Jim Murphy

With a Copy to:

Karen R. Adams, Esq.
Chernesky, Heyman & Kress, P.L.L.
10 Courthouse Plaza SW, Suite 1100
Dayton, Ohio 45402

To Seller:

Roberts Properties Residential, L.P.
c/o Roberts Properties, Inc.
8010 Roswell Road
Suite 280
Atlanta, Georgia 30350
Attention: Mr. Charles S. Roberts and Mr. Charles R. Elliott

With a copy to:

Sanford H. Zatcoff, Esq.
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Parkway
Suite 600
Atlanta, Georgia 30339

To Escrow Agent:

Chicago Title Insurance Company
4170 Ashford Dunwoody Road
Suite 460
Atlanta, Georgia 30319
Attention: Ms. Nancy Lee

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notices, demands or requests are deposited with FedEx or other nationally recognized overnight delivery service in accordance with the preceding portion of this Article XII. Any party hereto shall have the right from time to time to designate by written notice to the others such other person or persons and at such other places in the United States as such party desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder. Anything contained in this Article XII to the contrary notwithstanding, all notices from Seller and Purchaser may be executed and sent by their respective counsel.

ARTICLE XIII  –  ACCESS

        Purchaser and its agents and representatives shall have the right to enter upon the Property at any reasonable time during normal business hours prior to the Closing Date for any lawful purpose, including, without limitation, to conduct the due diligence tests; provided, however, Purchaser shall conduct such tests in a manner designed to minimize the interference with the business and activities of existing tenants, Purchaser shall perform no invasive or destructive due diligence tests without first obtaining the prior written consent of Seller, and Purchaser shall pay for all such work performed on the Property and shall not permit the creation of any lien in favor of any contractor, subcontractor, materialman, mechanic, surveyor, architect or laborer. Purchaser hereby expressly agrees to indemnify, defend and hold Seller harmless against any claim, lien, damage or injury to either persons or property, and all costs and expenses related thereto (including without limitation reasonable attorney’s fees and costs), arising out of Purchaser’s or its agent’s or representative’s actions under this Article XIII. Prior to entry upon the Property by Purchaser or its agents or representatives, Purchaser shall deliver to Seller a certificate of liability insurance insuring Seller and Purchaser in an amount not less than $1,000,000.00 per occurrence. Purchaser shall promptly repair all damage to the Property arising from any of its inspections or tests and shall restore the Property to the same condition existing immediately prior to such inspections and tests. This Article XIII shall survive the Closing of the transaction contemplated herein or any termination of this Agreement. The indemnity and hold harmless provisions of this Article XIII are herein referred to as the “Inspection Indemnity”.

ARTICLE XIV  –  BROKER

        Purchaser and Seller hereby represent to each other that no real estate broker or agent was involved in negotiating the transaction contemplated herein other than Apartment Realty Advisors, Inc. (the “Broker”). The Broker has acted as agent for Seller, and not Purchaser, and is to be paid a real estate commission by Seller, and not Purchaser, only in the event that the transaction contemplated herein is closed and consummated, failing which no fee, commission or compensation shall be due or owing to Broker by either Seller or Purchaser, even if the reason for the failure of the transaction contemplated herein to be consummated is because of a default by Seller or Purchaser or both. In the event any other claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, Purchaser and Seller further covenant and agree that the party so incurring or causing such other claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said other claim(s). This

Article XIV shall survive the Closing of the transaction contemplated herein or any termination of this Agreement.

ARTICLE XV – REPRESENTATIONS AND WARRANTIES OF SELLER

        Whenever a representation or warranty is made in this Agreement “to the best of Seller’s knowledge,” “to Seller’s actual knowledge,” or by using words of similar import or meaning, the same shall mean and refer to the actual, but not constructive knowledge of Charles S. Roberts and/or Charles R. Elliott, respectively the President and the Chief Financial Officer of Roberts Realty Investors, Inc., the sole general partner of Seller, and not any thing which either of said individuals should have known but did not actually know. Similarly, whenever reference is made in this Agreement to a notice having been received by Seller, the same shall mean and refer to any notice which has actually been received by either Charles S. Roberts or Charles R. Elliott.

        To induce Purchaser to enter into this Contract and to close the transactions described herein, Seller represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

    A.        The copies of the documents, instruments, records and information which Seller has provided to Purchaser in connection with this Agreement are true and correct to the best of Seller’s knowledge.

    B.        Seller has been duly organized and is validly existing as a Georgia limited partnership, and Seller is in good standing in the State of Georgia. Seller has the full power and authority and has obtained any and all consents required thereof to carry on its business at the Property, and to enter into, execute, deliver and perform this Agreement and all agreements and documents contemplated hereby. The execution and delivery of this Agreement and all agreements and documents contemplated hereby, and performance by Seller of its obligations hereunder, have been duly authorized, and no further action or approval of Seller is required to cause this Agreement to be binding, valid, and enforceable against Seller. To the best of Seller’s knowledge, no action by any federal, state, local, or other governmental agency or instrument is necessary to make this Agreement binding, valid and enforceable against Seller. Subject to obtaining approval and consent from the holder of the First Mortgage Loan to the transaction contemplated herein, to the best of Seller’s knowledge, neither the execution of this Agreement nor its performance by Seller will result in the breach of any mortgage, encumbrance, instrument, restriction, covenant, agreement, or other undertaking to which Seller is a party or by which Seller is bound.

    C.        Seller has received no notice of, and to Seller’s knowledge, there is not now pending, any litigation, condemnation or other legal proceeding, including, but not limited to, any appeals of the real estate valuation of the Property for real estate tax purposes, against the Property or Seller with respect to the Property.

    D.        Seller has received no notice of any failure to comply with all applicable laws for the present use and occupancy of the Property or any applicable: (i) federal, state and local laws, regulations, ordinances and codes, including without limitation, building, land use, environmental and zoning laws regulations, (ii) development agreements or similar contracts between private parties affecting the development, construction, use and occupancy of the Property, and (iii) judgments, orders or decrees of any court having jurisdiction over Seller or the Property. If Seller receives notice of any such failure prior to the Closing Date, Seller shall cure such failure or violation prior to the Closing Date or give Purchaser a credit against the Purchase Price for the costs to cure such failure or violation.

    E.        Except as set forth in the rent roll delivered to Purchaser pursuant to Section VI E hereof and in the leases made available to Purchaser at the Property: (a) there has been no default or any claim of default, under any lease, and no tenant has asserted or has any defense, set off, or claim with regard to the tenancy pursuant to any lease; (b) to the best of Seller’s knowledge all of the rents are legally collectable; (c) all commissions, other compensation, and fees payable in connection with any lease made prior to Closing shall be fully paid and terminated prior to Closing, except for any leasing bonuses due on-site leasing personnel; (d) there are no leases affecting all or any part of the Property other than those identified and delivered to Purchaser hereunder, and those executed by Seller or its property manager after the date of this Agreement in accordance with Article XVI hereof, and there are no written or oral promises, understandings, agreements, or commitments between Seller and any other party for the use, occupancy, or possession of the Property, except those made available to Purchaser; and (e) no tenant has prepaid rent for more than the current period, or is entitled to any work (not yet performed) or consideration (not yet given) in connection with the tenancy, except as disclosed in the rent roll delivered pursuant to Section VI E hereof.

    F.        Seller has not been notified of any possible future improvements by any public authority, any part of the cost of which might be assessed against any part of the Property.

Unless (i) a written notice is given by Purchaser to Seller on or before the end of the day which is ninety (90) days after the Closing Date respecting any violation or default under any Seller’s representations or warranties contained herein, and (ii) a lawsuit is filed by Purchaser against Seller on or before the end of the day which is one hundred twenty (120) days after the Closing Date respecting any violation or default under any of Seller’s representations or warranties contained herein, Seller’s representations and warranties contained herein shall be null and void and of no further force or effect and Purchaser shall have no further rights against Seller in connection therewith. The aggregate liability of Seller to Purchaser respecting any and all breaches of Seller’s representations and warranties contained in this Agreement shall be limited to $500,000.00.

    EXCEPT AS SET FORTH ABOVE IN THIS ARTICLE XV, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, PURCHASER RELYING ENTIRELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY.

ARTICLE XVI  –  SELLER’S COVENANTS PRIOR TO CLOSING

    Seller covenants and agrees with Purchaser from the date hereof and until the Closing or the earlier termination of this Agreement:

    A.        From and after the date hereof, Seller shall in connection with the Property:

(i) Carry on its business in respect of the Property in, and only in, the usual, regular and ordinary course;

(ii) Perform all of its obligations under agreements and instruments relating to or affecting the Property;

(iii) Maintain the books of account and records for the Property in the usual, regular and ordinary manner;

(iv) Comply with all laws, ordinances, orders, regulations and requirements applicable to it or to the conduct of its business in the usual, regular and ordinary course.

(v) pay or satisfy and properly discharge at the time of Closing any bills for work done or materials supplied to Seller in connection with the Property up to the Closing Date.

    B.        Seller shall not grant a mortgage, restriction or easement further encumbering the Property, or list the property with any broker or otherwise solicit or make or accept any offers to sell the Property.

    C.        Seller will not enter into any new service contracts or extend or renew any service contract without obtaining Purchaser’s prior approval which Purchaser agrees not to unreasonably withhold, delay or condition, except service contracts entered into in the ordinary course of business that are terminable without cause and without fee or penalty on thirty (30) days’ notice.

    D.        Seller agrees to make rent-ready all apartment units at the Property which become vacant seven (7) or more days prior to the Closing, and to credit Purchaser at Closing in the amount of $500.00 for each apartment unit at the Property which is vacant on the Closing Date, which was vacant seven (7) or more days prior to the Closing Date, and which has not been made rent-ready by Seller.

ARTICLE XVII  – “AS-IS” SALE

    A.        Purchaser acknowledges that except for Seller’s representations, warranties and covenants contained herein and except for the written disclosures delivered to Purchaser by Seller as set forth herein, neither Seller, nor anyone acting or claiming to act for or on behalf of Seller, has made any representations, warranties, promises or statements to Purchaser concerning the Property. Purchaser further acknowledges and agrees that all material matters relating to the Property will be independently verified by Purchaser to its full satisfaction within the time provided under this Agreement, that, except as to Seller’s representations, warranties and covenants contained in this Agreement, and in the closing documents, Purchaser will be acquiring the Property based solely upon and in reliance on its own inspections, analyses and conclusions, and that if Purchaser acquires the Property, it will acquire the Property in the Property’s “AS-IS” condition and “AS-IS” state of repair inclusive of all faults and defects, whether latent or patent, or known or unknown. Without limiting the scope or generality of the foregoing, and subject to the same limitations stated above, (i) Purchaser expressly assumes the risk that the Property may not now or in the future comply with any applicable laws now or hereafter in effect; (ii) Purchaser acknowledges that neither Seller nor anyone acting on Seller’s behalf has made, and Seller is unwilling to make, any representation or warranty whatsoever with respect to the physical nature or construction of the Improvements or any other part of the Property or that the Improvements have been constructed in accordance with normal industry construction practices or standards of workmanship or that the Improvements have been constructed in accordance with the plans and specifications or any applicable codes, and no warranty or representation whatsoever is made with respect to the materials or products used in connection with the Property or incorporated into the Improvements; and (iii) Purchaser acknowledges that there may be deferred maintenance with respect to the Property which is not readily visible (all of the matters mentioned in this sentence being hereinafter referred to as “Construction Matters”).

    B.        Purchaser further acknowledges and agrees that any written disclosures given by Seller, except for Seller’s representations and warranties set forth herein and except as otherwise provided herein, are given for disclosure purposes only and that they do not constitute representations or warranties that the adverse conditions so disclosed to Purchaser are the only adverse conditions that may exist at or otherwise affect the Property and, without limiting the scope or generality of this Article XVII, Purchaser expressly assumes the risk that adverse physical, environmental, financial and legal conditions or Construction Matters may not be revealed by Purchaser’s inspection and evaluation of the Property or any other material matters.

    C.        Except as specifically provided herein, Purchaser hereby fully and forever waives, and Seller hereby fully and forever disclaims, all warranties and representations not expressly set forth herein, of whatever type or kind with respect to the Property, whether express, implied or otherwise including, without limitation, those relating to Construction Matters or of fitness for a particular purpose, tenantability, habitability or use.

    D.        Purchaser further acknowledges that any information including, without limitation, any engineering reports, architectural reports, feasibility reports, marketing reports, soils reports, environmental reports, materials related to Construction Matters, analyses or data, or other similar reports, analyses, data or information of whatever type or kind which Purchaser has received or may hereafter receive from Seller, its agents, its consultants, or anyone acting or claiming to act on its behalf are furnished without warranty of any kind and with no representation by Seller as to their completeness or accuracy (except that Seller is providing such information to Purchaser in good faith and with no basis in Seller’s actual knowledge to believe that such information is not accurate or misleading as provided herein) and on the express condition that Purchaser shall make its own independent verification of the accuracy, reliability and sufficiency of such information and that Purchaser will not rely thereon. Accordingly, Purchaser agrees that under no circumstances will it make any claim, directly or indirectly, against, bring any action, cause of action or proceeding against, or assert any liability upon, Seller, its agents, consultants, contractors, or any other persons who prepared or furnished any of the information to Purchaser hereunder as a result of the inaccuracy, unreliability or insufficiency of, or any defect or mistake in, any of the information provided to Purchaser hereunder. This Section XVII D has application to third party deliveries, and does not apply to deliveries of Seller’s documents and instruments, such as, but not limited to, rent rolls, leases, service contracts and operating statements, and has no application to Seller’s representations and warranties contained in this Agreement.

    E.        Except as otherwise provided herein, Purchaser hereby fully and forever releases, acquits and discharges Seller of and from, and hereby fully and forever waives:

              (i)        Any and all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever, whether known or unknown, direct or indirect, foreseeable or unforeseeable, absolute or contingent, that Purchaser now has or may have or which may arise in the future arising out of, directly or indirectly, or in any way connected with: (a) any negligent act or omission of Seller (or any person acting for or on behalf of Seller or for whose conduct Seller may be liable), whether or not such negligence be the active, passive or sole negligence of Seller, in connection with Seller’s prior ownership, operation or use of the Property; (b) any condition of environmental contamination or pollution at the Property, however and whenever occurring (including, without limitation, the contamination or pollution of any surface or subsurface soils, subsurface media, surface waters or ground waters at the Property; (c) to the extent not already included in (b), above, the prior, present or future existence, release or discharge, or threatened release, of any hazardous materials at the Property, however and whenever occurring (including, without limitation, the release or discharge, or threatened release, of any hazardous materials into the air at the Property, or into any soils, subsoils, surface waters or ground waters at the Property); (d) the violation of any applicable law now or hereafter in effect, however and whenever occurring, with respect to the Property; (e) geologic and seismic conditions at the Property, and soil and subsoil conditions at the Property; or (f) the construction or condition of the Property (including, without limitation, any structural, foundation, roof, plumbing, heating, air-conditioning, electrical, mechanical and other defects as may exist therein and any non-compliance thereof with building codes, other applicable laws, and private restrictions).

            (ii)        Any and all damages; losses; costs; judgments; fines and penalties; fees; expenses; or other compensation whatsoever arising out of, directly or indirectly, or in any way connected with, any of the matters described in clauses (a) through (f) of this Section XVII E.

            (iii)        Any claim for or right to indemnification, contribution or other compensation based on or arising under the Comprehensive Environmental Response,

Compensation and Liability Act, as amended (“CERCLA”), 42 U.S.C. §9601, et seq., or the Resource Conservation and Recovery Act, as amended (“RCRA”), 42 U.S.C. §6901, et seq., or any similar or other applicable law now or hereafter in effect.

            (iv)        Any claim for or based on trespass, nuisance, waste, negligence, negligence per se, strict liability, ultrahazardous activity, indemnification, contribution or other theory arising under the common law of the State of Georgia (or any other applicable jurisdiction) or arising under any applicable law now or hereafter in effect.

    For purposes of this Section XVII E, the word “at” also means on, beneath, in, above, and in the vicinity of.

    This Section XVII E has no application to deliveries of Seller’s documents and instruments, such as, but not limited to, rent rolls, leases, service contracts and operating statements, and has no application to Seller’s representations and warranties contained in this Agreement.

    F.        The provisions of this Article XVII shall survive Closing. Purchaser hereby acknowledges and agrees that the provisions of this Article XVII are material and included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller’s performance under this Agreement and that Seller has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the provisions of this Article XVII.

ARTICLE XVIII  –  MISCELLANEOUS

    A.        This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller. This Agreement supersedes all previous agreements and understanding between the parties hereto with respect to the subject matter hereof.

    B.        Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

    C.        This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

    D.        Time is of the essence of this Agreement and each term and provision hereof. In the event that the last day for performance of any matter herein falls on a Saturday, Sunday or legal holiday, the time for performance shall automatically be extended to the next business day.

    E.        If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

    F.        All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.

    G.        No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof.

    H.        Purchaser reserves the right to waive, in whole or in part, any condition or contingency herein which is for the Purchaser’s benefit.

    I.        Subject to Section XVIII J hereof, the provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and the legal representatives of their estates.

    J.        Except in connection with an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, or to an entity affiliated with Purchaser, this Agreement may not be assigned by Purchaser without Seller’s prior written consent which may be given or withheld by Seller in its sole discretion. If Seller agrees to an assignment by Purchaser of this Agreement, thereafter any reference in this Agreement to Purchaser shall be deemed to refer to such assignee or assignees. No assignment by Purchaser shall relieve Purchaser of any of Purchaser’s obligations hereunder.

    K.        Anything contained in this Agreement to the contrary notwithstanding, (i) except as specifically set forth in this Agreement to the contrary, the terms and provisions of this Agreement shall not survive Closing and shall be merged into the Deed; and (ii) except as specifically set forth in this Agreement to the contrary, Seller does not make any warranties or representations of any kind or character, expressed or implied, with respect to the Property, its physical condition, income to be derived therefrom or expenses to be incurred with respect thereto, or any other matter or thing relating to or affecting the Property, and there are no oral or written agreements, warranties or representations with respect to the Property, except as otherwise expressly set forth in this Agreement.

    L.        Seller and Purchaser each shall have the right to consummate the transaction contemplated in this Agreement as part of an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder. Seller and Purchaser agree to cooperate with each other to effect such an exchange for Seller, Purchaser or both of them provided, however, (i) the ability of a party to effect an exchange shall not be a condition precedent to that party’s obligations under this Agreement, (ii) an exchange being effected by a party shall not result in any additional cost (other than a nominal cost) to the other party; (iii) neither party shall be obligated to take title to any other real property in order to effect such an exchange for the other party; (iv) no exchange shall delay the Closing Date; and (iv) any exchange being effected by a party shall be effected by means of that party’s use of a qualified intermediary.

    N.        This Agreement may be executed in one or more counterparts, each of which shall constitute an originally executed Agreement, and it shall not be necessary that each party execute the same counterpart of this Agreement as long as each party executes one or more counterparts of this Agreement.

    O.        Purchaser agrees not to record this Agreement or any memorandum hereof in any public records, and that such recordation by or at the instance of Purchaser shall constitute a default under this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

SELLER:

ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership

By:     Roberts Realty Investors, Inc., a Georgia
          corporation, its sole general partner

           By:      /s/ Charles R. Elliott

      Name: Charles R. Elliott

      Title: CFO

(CORPORATE SEAL)

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PURCHASER: THE CONNOR GROUP, A REAL ESTATE INVESTMENT FIRM, LLC, an Ohio limited liability company By: /s/ James R. Murphy Name: James R. Murphy Title: Vice President

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Chicago Title Insurance Company joins in the execution of this Agreement under seal for the purpose of acknowledging the agreement as to the holding of the Deposit in escrow, as of the day and year first above written.

ESCROW AGENT: CHICAGO TITLE INSURANCE COMPANY By: /s/ Nancy W. Lee (Subject to Receipt of Funds)